Exhibit 3.1

KITE REALTY GROUP TRUST

THIRD AMENDED AND RESTATED BYLAWS

Kite Realty Group Trust, a Maryland real estate investment trust (the “Trust”) hereby amends and restates the Bylaws of the Trust as follows:

ARTICLE I
OFFICES

Section 1.            PRINCIPAL OFFICE. The principal office of the Trust shall be located at such place or places as the Board of Trustees may designate.

Section 2.            ADDITIONAL OFFICES. The Trust may have additional offices at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 1.            PLACE. All meetings of shareholders shall be held at the principal office of the Trust or at such other place as shall be set in accordance with these Bylaws and stated in the notice of the meeting. If authorized by the Board of Trustees, and subject to applicable provisions of Maryland law and any guidelines and procedures that the Board of Trustees may adopt, shareholders not physically present in person or by proxy at a meeting of shareholders may, by electronic transmission by and to the Trust including by electronic video screen communication, participate in a meeting of shareholders, be deemed present in person or by proxy, and vote at a meeting of shareholders whether that meeting is to be held at a designated place or partially or solely by remote communication in accordance with Maryland law.

Section 2.            ANNUAL MEETING. An annual meeting of the shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held each year, after the delivery of the annual report referred to in Section 12 of this Article II, and on proper notice, on a date and at the time and, if applicable, place set by the Board of Trustees. Failure to hold an annual meeting does not invalidate the Trust’s existence or affect any otherwise valid acts of the Trust.

Section 3.            SPECIAL MEETINGS. The chair of the board, the chief executive officer, the president or a majority of the Trustees may call special meetings of the shareholders. Special meetings of the shareholders shall be called by the chair of the board upon the written request of shareholders entitled to cast at least a majority of all votes entitled to be cast at any such meeting. Such request shall state the purpose or purposes of the meeting and the matters proposed to be acted on thereat. Upon receipt of such request, the Trust shall inform such shareholders of the reasonably estimated cost of preparing and mailing a notice of the meeting and, upon payment of such costs to the Trust, the Trust notice to each shareholder entitled to notice of such meeting. No special meeting need be called upon the request of shareholders entitled to cast less than a majority of all votes entitled to be cast at such a meeting to consider any matter which is substantially the same as a matter voted on at any special meeting of shareholders held during the preceding 12 months. The Board of Trustees shall have the sole power to fix the record date for determining shareholders entitled to request a special meeting of shareholders and the date, time and place of the special meeting.

Section 4.            NOTICE. Not less than 10 nor more than 90 days before each meeting of shareholders, the secretary shall give, or cause to be given, to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by providing it to such shareholder personally, by leaving it at the shareholder’s residence or usual place of business, or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the records of the Trust, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions. The Trust may give a single notice to all shareholders who share an address, which single notice shall be effective as to any shareholder at such address, unless such shareholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more shareholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Section 5.            SCOPE OF NOTICE. Subject to Section 13(a) of this Article II, any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice. The Trust may postpone or adjourn a meeting of shareholders by making a “public announcement” (as defined in Section 13(c)(3) of this Article II) of such postponement or adjournment prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than 10 days prior to such date and otherwise in the manner set forth in this section.

Section 6.            ORGANIZATION AND CONDUCT. At every meeting of the shareholders, the Chair of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chair of the Board, one of the following officers present shall conduct the meeting in the order stated: the Vice Chair of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or a Chair chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as Chair, and the Secretary, or, in his or her absence, an assistant secretary, or in the absence of both the Secretary and assistant secretaries, a person appointed by the Chair shall act as Secretary. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chair of the meeting. The chair of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chair, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies and other such persons as the chair of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies and other such persons as the chair of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any shareholder or any other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chair of the meeting; (g) determining when and for how long the polls should be opened and when the polls should be closed; (h) complying with any state and local laws and regulations concerning health, safety or security; and (i) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 7.            QUORUM. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the Declaration of Trust, as amended, restated or supplemented from time to time (the “Declaration of Trust”) for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without a new record date and without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8.            VOTING. At each annual meeting of shareholders, the Trustees to be elected at the meeting shall be chosen by the majority of the votes cast by the holders of shares entitled to vote in the election at the meeting, provided a quorum is present; provided, however, Trustees shall be elected by a plurality of votes cast at a meeting of shareholders duly called and at which a quorum is present for which (a) the secretary of the Trust receives notice that a shareholder intends to nominate one or more individual for election as a Trustee in compliance with the requirements of advance notice of shareholder nominees for Trustee set forth in Article II, Section 13 of these Bylaws, and (b) such proposed nomination has not been withdrawn by such shareholder on or prior to the close of business on the 10th day preceding the date of filing of the definitive proxy statement of the Trust with the Securities and Exchange Commission (“SEC”) for such meeting, and, as a result of which, the number of nominees is greater than the number of Trustees to be elected at the meeting. Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. For purposes of this Section 8, a “majority of votes cast” shall mean that the number of votes cast “for” a Trustee’s election exceeds the number of votes cast “against” that Trustee’s election.

A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter that may properly come before the meeting, unless a higher vote is required herein or by statute or by the Declaration of Trust. Unless otherwise provided in the Declaration of Trust, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Section 9.            PROXIES. A holder of record of shares of beneficial interest of the Trust may cast votes in person or by proxy executed by the shareholder or by the shareholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Trust before or at the meeting. No proxy shall be valid more than eleven months after its date, unless otherwise provided in the proxy. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Trustees.

Section 10.            VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the Trust registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner, trustee or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in the name of such person in the capacity of such trustee or fiduciary, either in person or by proxy.

Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Board of Trustees considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.

Section 11.            INSPECTORS. The Board of Trustees or the chair of the meeting may, or upon the request of any shareholder shall, appoint, before or at the meeting, one or more persons as inspectors for such meeting and any successor to the inspector. Such inspectors, if any, shall ascertain and report the number of shares represented at the meeting, in person or by proxy, based upon their determination of the validity and effect of proxies, count all votes, report the results, hear and determine all challenges and questions arising in connection with the right to vote, and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Trustees in advance of the meeting or at the meeting by the chair of the meeting.

Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 12.            REPORTS TO SHAREHOLDERS. The Board of Trustees shall submit to the shareholders at or before the annual meeting of shareholders a report of the business and operations of the Trust during such fiscal year, containing a balance sheet and a statement of income and surplus of the Trust, accompanied by the certification of an independent certified public accountant, and such further information as the Board of Trustees may determine is required pursuant to any law or regulation to which the Trust is subject. Within the earlier of 20 days after the annual meeting of shareholders or 120 days after the end of the fiscal year of the Trust, the Board of Trustees shall place the annual report on file at the principal office of the Trust and with any governmental agencies as may be required by law and as the Board of Trustees may deem appropriate.

Section 13.            ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR TRUSTEE AND OTHER PROPOSALS BY SHAREHOLDERS.

(a)            Annual Meetings of Shareholders.

(1)            Nominations of persons for election to the Board of Trustees and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders only (i) pursuant to the Trust’s notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) by any shareholder of the Trust who was a shareholder of record both at the time of giving of notice provided for in this Section 13 and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the procedures set forth in this Section 13(a).

(2)            For nominations for election to the Board of Trustees or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 13, the shareholder must have (a) given timely notice thereof in writing to the secretary of the Trust and such other business must otherwise be a proper matter for action by shareholders and (b) complied in all respects with the requirements of Section 14 of the Exchange Act, including, without limitation, and to the extent applicable, the requirements of Rule 14a-19 (as such rule and regulation may be amended from time to time by the SEC) including any SEC staff interpretations related thereto. To be timely, a shareholder’s notice shall set forth all information required under this Section 13 and shall be delivered to the secretary at the principal executive office of the Trust by not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting, in order for notice by the shareholder to be timely, such notice must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Trust.

In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period or extend any time period for the giving of a shareholder’s notice as described above. The number of nominees a shareholder may nominate for election to the Board of Trustees at an annual meeting of shareholders pursuant to clause (iii) of paragraph (a)(1) of this Section 13 shall not exceed the number of Trustees to be elected at such annual meeting, and for the avoidance of doubt, no shareholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this paragraph (a)(2).

(3)            Such shareholder’s notice given pursuant to paragraph (a)(2) of this Section 13 shall set forth:

(i)            as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that is required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Trustee in an election contest (even if an election contest is not involved), or is otherwise required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act;

(ii)            as to any other business that the shareholder proposes to bring before the meeting, a description in reasonable detail of the business desired to be brought before the meeting, the shareholder’s reasons for proposing such business at the meeting and any material interest in such business of such shareholder or any Shareholder Associated Person (as defined below), individually or in the aggregate (including any anticipated benefit to the shareholder or the Shareholder Associated Person therefrom);

(iii)            as to the shareholder giving the notice, any Proposed Nominee and any Shareholder Associated Person,

(A)            the class, series and number of all shares of beneficial interest or other securities of the Trust or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such shareholder, Proposed Nominee or Shareholder Associated Person, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such shares or other security) in any Company Securities of any such person,

(B)            the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such shareholder, Proposed Nominee or Shareholder Associated Person,

(C)            whether and the extent to which such shareholder, Proposed Nominee or Shareholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities for such shareholder, Proposed Nominee or Shareholder Associated Person or (II) increase or decrease the voting power of such shareholder, Proposed Nominee or Shareholder Associated Person in the Trust or any affiliate thereof disproportionately to such person’s economic interest in the Company Securities; and

(D)            any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Trust), by security holdings or otherwise, of such shareholder, Proposed Nominee or Shareholder Associated Person, in the Trust or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such shareholder, Proposed Nominee or Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(iv)            as to the shareholder giving the notice, any Shareholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 13(a) and any Proposed Nominee,

(A)            the name and address of such shareholder, as they appear on the Trust’s share ledger, and the current name and business address, if different, of each such Shareholder Associated Person and any Proposed Nominee,

(B)            whether any such shareholder or any Shareholder Associated Person has received any financial assistance, funding or other consideration from any other person in respect of the nomination or such other business; and

(v)            a representation as to whether such shareholder giving the notice or Shareholder Associated Person intends, or is part of a group (whether at, below or above 5% in beneficial ownership) that intends, to (x) deliver a proxy statement and/or form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 under the Exchange Act) of at least the percentage of the Trust’s outstanding shares of beneficial interest that is required to approve or adopt the proposal or elect the Proposed Nominee, (y) otherwise solicit proxies or votes from shareholders in support of such nomination or proposal, and/or (z) solicit proxies or votes in support of Proposed Nominees other than the Trust’s nominees in accordance with Rule 14a-19 under the Exchange Act, including by soliciting the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of Trustees.

(4)            Any shareholder’s notice given pursuant to paragraph (a)(2) of this Section 13 shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Trust in connection with service or action as a Trustee that has not been disclosed to the Trust and (b) consents to being named as a nominee in any proxy statement and any associated proxy card for the Trust’s next meeting of shareholders for the election of Trustees and will serve as a Trustee of the Trust if elected, and (c) will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Trust; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Trust, upon request, to the shareholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Trust are listed or over-the-counter market on which any securities of the Trust are traded).

(5)            Notwithstanding anything in this subsection (a) of this Section 13 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased effective after the time period for which nominations would otherwise be due under paragraph (a)(2) of this Section 13 and there is no public announcement by the Trust of such action or specifying the size of the increased Board of Trustees at least 100 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, a shareholder’s notice required by this Section 13 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the secretary at the principal executive office of the Trust not later than the close of business on the 10th day immediately following the day on which such public announcement is first made by the Trust.

(6)            For purposes of this Section 13, “Shareholder Associated Person” of any shareholder shall mean (i) any person acting in concert with such shareholder, and (ii) any beneficial owner of shares of beneficial interest of the Trust owned of record or beneficially by such shareholder (other than a shareholder that is a depositary).

(b)            Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of persons for election to the Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected only (i) by or at the direction of the Board of Trustees or (ii) provided that the special meeting of shareholders has been called in accordance with Section 3 of this Article II for the purpose of electing Trustees, by any shareholder of the Trust who is a shareholder of record both at the time of giving of notice provided for in this Section 13 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 13. In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any such shareholder may nominate a person or persons (as the case may be) for election as a Trustee as specified in the Trust’s notice of meeting, if (A) the shareholder’s notice containing the information required by paragraph (a)(3) and (4) of this Section 13 shall be delivered to the secretary at the principal executive office of the Trust not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Board of Trustees to be elected at such meeting and (B) the shareholder otherwise complies in all respects with the requirements of Section 14 of the Exchange Act, including, without limitation, and to the extent applicable, the requirements of Rule 14a-19 (as such rule and regulation may be amended from time to time by the SEC) including SEC staff interpretations related thereto. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period or extend any time period for the giving of a shareholder’s notice as described above. The number of nominees a shareholder may nominate for election to the Board of Trustees at a special meeting of shareholders pursuant to this Section 13(b) shall not exceed the number of Trustees to be elected at such special meeting, and for the avoidance of doubt, no shareholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 13(b).

(c)            General.

(1)            If information submitted pursuant to this Section 13 of this Article II by any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 13 of this Article II. Any such shareholder shall notify the Trust of any inaccuracy or change in any such information or if its intention to comply with Rule 14a-19 of the Exchange Act, if applicable, has changed (in each case within two business days of becoming aware of such inaccuracy or change). A shareholder shall further update and supplement its notice of any proposed nominee for election as a Trustee or any proposal for other business to be brought before a meeting (given pursuant to paragraph (a)(2) or paragraph (b) of this Section 13, as applicable), if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 13 shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is fifteen business days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the secretary at the principal executive office of the Trust (A) in the case of any update and supplement required to be made as of any record date, not later than five business days after such record date for the meeting, and (B) in the case of any update and supplement required to be made as of fifteen business days prior to the date for the meeting or any adjournment or postponement thereof, not later than 10 business days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 13(c) or any other section of these Bylaws shall not limit the Trust’s rights with respect to any deficiencies in any shareholder’s notice, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a shareholder who has previously submitted a shareholder’s notice under these Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of shareholders. Upon written request by the secretary or the Board of Trustees or any committee thereof, any such shareholder shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Trustees or any committee thereof, or any authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 13. If a shareholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 13.

(2)            Except as otherwise provided in any applicable rule or regulation promulgated under the Exchange Act, only such individuals who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible for election to serve as Trustees, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. The chair of the meeting (and, in advance of any meeting of shareholders, the Board of Trustees) shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 13 and, if any nomination or other business proposed to be brought before the meeting was not made or proposed, as the case may be, in compliance with this Section 13, to declare that such defective nomination or proposal, and any proxies or votes solicited for such nomination or proposal, be disregarded, notwithstanding that such nomination or proposal is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the Trust.

(3)            For purposes of this Section 13, the “date of the mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of Trustees. “Public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Corporation with the SEC pursuant to the Exchange Act.

(4)            Without limiting the foregoing provisions and requirements of this Section 13, unless otherwise required by law, if any shareholder (a) provides notice pursuant to Rule 14a-19(b) under the Exchange Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such person (it being understood that such notice or filing shall be in addition to, and not in lieu of, the notices required under these Bylaws) and (b) subsequently notifies the Trust that it no longer intends to comply with Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, fails to comply with the requirements of Rule 14a-19 under the Exchange Act, or fails to timely provide reasonable evidence sufficient to satisfy the Trust that such shareholder has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence, then the nomination of each such proposed nominee shall be disregarded, notwithstanding that such nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Trust (and any proxies or votes solicited for such nomination shall be disregarded). If any shareholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such person, such shareholder shall deliver to the Trust, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

(5)            Notwithstanding the foregoing provisions of this Section 13, a shareholder shall also comply with all applicable requirements of state and federal law, including the Exchange Act, and the rules and regulations thereunder (including Rule 14a-19) with respect to the matters set forth in this Section 13; provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 13 (including paragraphs (a)(1)(iii) and (b) hereof), and compliance with paragraphs (a)(1)(iii) and (b) of this Section 13, shall be the exclusive means for a shareholder to make nominations and compliance with paragraph (a)(1)(iii) of this Section 13 shall be the exclusive means for a shareholder to submit other business (other than business brought properly under and in compliance with Rule 14a-8 of the Exchange Act). Nothing in this Section 13 shall be deemed to affect any rights (a) of shareholders to request inclusion of proposals in the Trust’s proxy statement pursuant to Rule 14a-8 (or any successor provision) of the Exchange Act, or (b) of the holders of any series of preferred shares if and to the extent provided for under law, the Declaration of Trust or these Bylaws.

Section 14.            INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of a meeting of shareholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the shareholders.

Section 15.            VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

Section 16.            CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Declaration of Trust of the Trust or these Bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any acquisition by any person of shares of beneficial interest of the Trust. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III
TRUSTEES

Section 1.            GENERAL POWERS; TRUSTEES HOLDING OVER. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees. In case of failure to elect Trustees at an annual meeting of the shareholders, the Trustees holding over shall continue to direct the management of the business and affairs of the Trust until their successors are elected and qualify.

Section 2.            NUMBER, TENURE AND RESIGNATION.

(a)            At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may establish, increase or decrease the number of Trustees, subject to any limitations in the Declaration of Trust. At least a majority of the Board of Trustees shall be Trustees whom the Board has determined are “independent” under the standards established by the Board of Trustees and in accordance with the then applicable requirements of the New York Stock Exchange. All nominations must be submitted through and approved by the Nominating and Corporate Governance Committee and follow the nominating process established by that committee for the nomination of Trustees and must satisfy the standards for membership on the Board of Trustees approved by the Board of Trustees or that committee from time to time.

(b)            Any Trustee of the Trust may resign at any time by delivering his or her resignation to the Board of Trustees, the chair of the board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3.            ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Trustees. The Board of Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Trustees without other notice than such resolution.

Section 4.            SPECIAL MEETINGS. Special meetings of the Board of Trustees may be called by or at the request of the chair of the board, the chief executive officer or the president or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Board of Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Trustees called by them. The Board of Trustees may provide, by resolution, the time and place for holding of special meetings of the Board of Trustees without other notice than such resolution.

Section 5.            NOTICE. Notice of any special meeting of the Board of Trustees shall be given by written notice delivered personally, telephonically, electronically mailed, facsimile-transmitted, mailed, couriered, or by electronic transmission to each Trustee at his or her business or residence address. Personally delivered, couriered or telephoned notices shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. Telephone, electronic mail or facsimile-transmission notice shall be given at least 24 hours prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Telephone notice shall be deemed given when the Trustee is personally given such notice in a telephone call to which he or she is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Trustee. Facsimile-transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer-back indicating receipt. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6.            QUORUM. A majority of the Board of Trustees shall constitute a quorum for transaction of business at any meeting of the Board of Trustees, provided that, if less than a majority of such Trustees are present at said meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Declaration of Trust or these Bylaws, the vote of a majority or other percentage of a particular group of Trustees is required for action, a quorum must also include a majority or such other percentage of such group. The Trustees present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.

Section 7.            VOTING. The action of the majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws.

Section 8.            TELEPHONE MEETINGS. Trustees may participate in a meeting by means of a conference telephone, by electronic video screen communication or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 9.            INFORMAL ACTION BY TRUSTEES. Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a consent in writing or by electronic transmission to such action is signed or transmitted by each Trustee and such consent is filed in paper or electronic form with the minutes of proceedings of the Board of Trustees.

Section 10.            ORGANIZATION. At each meeting of the Board of Trustees, the chair of the Board of Trustees or, in the absence of the chair, the vice chair, if any, of the Board of Trustees, if any, shall act as Chair. In the absence of both the chair and vice chair of the Board of Trustees, the chief executive officer or in the absence of the chief executive officer, the president or in the absence of the president, a director chosen by a majority of the Trustees present, shall act as Chair. The secretary or, in his or her absence, an assistant secretary of the Trust, or in the absence of the secretary and all assistant secretaries, a person appointed by the Chair, shall act as Secretary of the meeting.

Section 11.            VACANCIES. If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust, or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than a quorum of Trustees remain). Any vacancy (including a vacancy created by an increase in the number of Trustees) shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of’ the Trustees, even if the remaining Trustees do not constitute a quorum. Any individual so elected as Trustee shall hold office for the unexpired term of the Trustee he or she is replacing and until a successor is elected and qualifies.

Section 12.            COMPENSATION. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Board of Trustees or a duly authorized committee thereof, may receive compensation per year and/or per meeting and for any service or activity they performed or engaged in as Trustees. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Trustees or of any committee thereof; and for their expenses, if any, in connection with any service or activity performed or engaged in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.

Section 13.            REMOVAL OF TRUSTEES. The shareholders may remove any Trustee in the manner provided in the Declaration of Trust.

Section 14.            RELIANCE. Each Trustee and officer of the Trust shall, in the performance of his or her duties with respect to the Trust, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Trust whom the Trustee or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the Trustee or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a Trustee, by a committee of the Board of Trustees on which the Trustee does not serve, as to a matter within its designated authority, if the Trustee reasonably believes the committee to merit confidence. Notwithstanding the previous sentence, no Trustee is entitled to rely on any information, opinion, report or statement if the Trustee has any knowledge concerning the matter in question which would cause such reliance to be unwarranted.

Section 15.            INTERESTED TRUSTEE TRANSACTIONS. Section 2-419 of the MGCL shall be available for and apply to any contract or other transaction between the Trust and any of its Trustees or between the Trust and any other trust, corporation, firm or other entity in which any of the Trustees is a trustee or director or has a material financial interest.

Section 16.            RATIFICATION. The Board of Trustees or the shareholders may ratify and make binding on the Trust any action or inaction by the Trust or its officers to the extent that the Board of Trustees or the shareholders could have originally authorized the matter. Moreover, any action or inaction questioned in any shareholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Trustee, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Trustees or by the shareholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Trust and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 17.            EMERGENCY PROVISIONS. Notwithstanding any other provision in the Declaration of Trust or these Bylaws, this Section 18 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Trustees under Article III of these Bylaws cannot readily be obtained (an “Emergency”).  During any Emergency, unless otherwise provided by the Board of Trustees, (i) a meeting of the Board of Trustees or a committee thereof may be called by any Trustee or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Trustees during such an Emergency may be given less than 24 hours prior to the meeting to as many Trustees and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of Trustees necessary to constitute a quorum shall be one-third of the entire Board of Trustees.

ARTICLE IV
COMMITTEES

Section 1.            NUMBER, TENURE AND QUALIFICATIONS. The Board of Trustees may appoint from among its members an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and other committees, composed of one or more Trustees, to serve at the pleasure of the Board of Trustees.

Section 2.            POWERS. The Board of Trustees may delegate to committees appointed under Section 1 of this Article any of the powers of the Trustees, except as prohibited by law.

Section 3.            MEETINGS. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member provided that such Trustee meets the requirements of such committee. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees. Each committee shall keep minutes of its proceedings and shall report the same to the Board of Trustees at the next succeeding meeting, and any action by the committee shall be subject to revision and alteration by the Board of Trustees, provided that no rights of third persons shall be affected by any such revision or alteration.

Section 4.            QUORUM. A majority of the members of any committee shall constitute a quorum for the transaction of business at a committee meeting, and the act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Trustees, or the members of a committee to which such power has been duly delegated by the Board of Trustees, may designate a chair of any committee, and such chair or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide.

Section 5.            TELEPHONE MEETINGS. Members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone, by electronic video screen communication or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 6.            INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting, if a consent in writing or by electronic transmission to such action is signed or transmitted by each member of the committee and such consent is filed in paper or electronic form with the minutes of proceedings of such committee.

Section 7.            VACANCIES, REMOVAL AND DISSOLUTION. Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V
OFFICERS

Section 1.            GENERAL PROVISIONS. The officers of the Trust shall include a president, a secretary and a treasurer and may include a chair of the board, a vice chair of the board, a chief executive officer, a chief operating officer, a chief financial officer, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Trustees may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Trust shall be elected annually by the Board of Trustees at the first meeting of the Board of Trustees held after each annual meeting of shareholders, except that the president may appoint one or more vice presidents, secretaries and assistant treasurers or other officers. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. In their discretion, the Trustees may leave unfilled any office. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 2.            REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed by the Board of Trustees, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Similarly, any vice president may be removed by the president if in his or her judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his or her resignation to the Board of Trustees, the chair of the board, the president or the secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 3.            VACANCIES. A vacancy in any office may be filled by the Board of Trustees for the balance of the term.

Section 4.            CHIEF EXECUTIVE OFFICER. The Board of Trustees may designate a chief executive officer from among the elected officers. The chief executive officer shall have responsibility for implementation of the policies of the Trust, as determined by the Board of Trustees, and for the administration of the business affairs of the Trust. In the absence of the chair of the board, the chief executive officer shall preside over the meetings of the Board of Trustees and of the shareholders at which he or she shall be present.

Section 5.            CHIEF OPERATING OFFICER. The Board of Trustees may designate a chief operating officer from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Board of Trustees or the chief executive officer.

Section 6.            CHIEF FINANCIAL OFFICER. The Board of Trustees may designate a chief financial officer from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Board of Trustees or the chief executive officer.

Section 7.            CHAIR OF THE BOARD. The chair of the board shall preside over the meetings of the Board of Trustees and of the shareholders at which he or she shall be present and shall in general oversee all of the business and affairs of the Trust. The chair of the board may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed. The chair of the board shall perform such other duties as may be assigned to him or her or such other officer or agent of the Trust by the Board of Trustees.

Section 8.            PRESIDENT. In the absence of the chair of the board and the chief executive officer, the president shall preside over the meetings of the Board of Trustees and of the shareholders at which he or she shall be present. In the absence of a designation of a chief executive officer by the Board of Trustees, the president shall be the chief executive officer. The president may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Trustees from time to time.

Section 9.            VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him or her by the president or by the Board of Trustees. The Board of Trustees may designate one or more vice presidents as executive vice president, as senior vice president or as vice president for particular areas of responsibility. The president may designate one or more vice presidents as vice president for particular areas of responsibility.

Section 10.            SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or by the Board of Trustees.

Section 11.            TREASURER. The treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board of Trustees.

The treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, taking proper vouchers for such disbursements, and shall render to the president and Board of Trustees, at the regular meetings of the Board of Trustees or whenever they may require it, an account of all his or her transactions as treasurer and of the financial condition of the Trust.

If required by the Board of Trustees, the treasurer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Trustees for the faithful performance of the duties of his or her office and for the restoration to the Trust, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his or her control belonging to the Trust.

Section 12.            ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president, the chief executive officer or the Board of Trustees. The assistant treasurers shall, if required by the Board of Trustees, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Trustees.

Section 13.            SALARIES. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Trustees or the president and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a Trustee.

ARTICLE VI
CONTRACTS, CHECKS AND DEPOSITS

Section 1.            CONTRACTS. The Board of Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be binding upon the Trust when duly authorized or ratified by action of the Board of Trustees and executed by an authorized person.

Section 2.            CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as shall from time to time be determined by the Board of Trustees.

Section 3.            DEPOSITS. All funds of the Trust not otherwise employed shall be deposited or invested from time to time to the credit of the Trust as the Board of Trustees, the chief executive officer, the president, the chief financial officer or other officer designed by the Board of Trustees may determine.

ARTICLE VII
SHARES

Section 1.            CERTIFICATES. Except as may be otherwise provided by the Board of Trustees, shareholders of the Trust are not entitled to certificates evidencing the shares of beneficial interest held by them. In the event that the Trust issues shares of beneficial interest represented by certificates, such certificates shall be in such form as prescribed by the Board of Trustees or a duly authorized officer, shall contain the statements and information required by the Maryland REIT Law or the other applicable provisions of the MGCL (collectively, the “Maryland Law”) and shall be signed by the officers of the Trust in any manner permitted by the Maryland Law. In the event that the Trust issues shares of beneficial interest without certificates, to the extent then required by the Maryland Law, the Trust shall provide to the record holders of such shares a written statement of the information required by the Maryland Law to be included on share certificates. There shall be no differences in the rights and obligations of shareholders based on whether or not their shares are evidenced by certificates.

Section 2.            TRANSFERS. All transfers of shares shall be made on the books of the Trust, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Trustees or any officer of the Trust may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Trustees that such shares shall no longer be evidenced by certificates. Upon the transfer of any uncertificated shares the Trust shall provide to the record holders of such shares, to the extent then required by the Maryland Law, a written statement of the information required by the Maryland Law to be included on share certificates.

The Trust shall be entitled to treat the holder of record of any share of beneficial interest as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of beneficial interest will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.

Section 3.            REPLACEMENT CERTIFICATE. Any officer of the Trust may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such shareholder and the Board of Trustees has determined that such certificates may be issued. Unless otherwise determined by an officer of the Trust, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Trust a bond in such sums as it may direct as indemnity against any claim that may be made against the Trust.

Section 4.            FIXING OF RECORD DATE. The Board of Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders, not less than 10 days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

In lieu of fixing a record date, the Board of Trustees may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days before the date of such meeting.

If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Trustees, declaring the dividend or allotment of rights, is adopted.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

Section 5.            SHARE LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

Section 6.            FRACTIONAL SHARES; ISSUANCE OF UNITS. The Board of Trustees may authorize the Trust to issue fractional shares or authorize the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board of Trustees may authorize the issuance of units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board of Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

ARTICLE VIII
ACCOUNTING YEAR

The Board of Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.

ARTICLE IX
DISTRIBUTIONS

Section 1.            AUTHORIZATION. Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized and declared by the Board of Trustees, subject to the provisions of law and the Declaration of Trust. Dividends and other distributions may be paid in cash, property or shares of the Trust, subject to the provisions of law and the Declaration of Trust.

Section 2.            CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any funds of the Trust available for dividends or other distributions such sum or sums as the Board of Trustees may from time to time, in their absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Board of Trustees shall determine to be in the best interest of the Trust, and the Board of Trustees may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X
SEAL

Section 1.            SEAL. The Board of Trustees may authorize the adoption of a seal by the Trust. The seal shall contain the name of the Trust and the year of its formation and the words “Formed in Maryland.” The Board of Trustees may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.            AFFIXING SEAL. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE XI
INDEMNIFICATION AND ADVANCE OF EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify (a) any Trustee or officer (including among the foregoing, for all purposes of this Article XI and without limitation, any individual who, while a Trustee or officer and at the express request of the Trust, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, partner or Trustee of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he or she was made a party by reason of service in such capacity, against reasonable expenses incurred by him or her in connection with the proceeding, and (b) any Trustee or officer or any former Trustee or officer against any claim or liability to which he or she may become subject by reason of such status unless it is established that (i) his or her act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he or she actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he or she had reasonable cause to believe that his or her act or omission was unlawful. In addition, the Trust shall pay or reimburse, as incurred, in advance of final disposition of a proceeding, reasonable expenses incurred by a Trustee or officer or former Trustee or officer made a party to a proceeding by reason of such status, provided that the Trust shall have received (i) a written affirmation by the Trustee or officer of his or her good faith belief that he or she has met the applicable standard of conduct necessary for indemnification by the Trust as authorized by these Bylaws and (ii) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the applicable standard of conduct was not met. The Trust may, with the approval of its Board of Trustees, provide such indemnification or payment or reimbursement of expenses to any Trustee, officer or any former Trustee, officer who served a predecessor of the Trust and to any employee or agent of the Trust or a predecessor of the Trust.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the MGCL for directors of Maryland corporations. The Trust may provide to Trustees, officers, employees, agents and shareholders such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.

ARTICLE XII
WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Declaration of Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIII
AMENDMENT OF BYLAWS

These Bylaws may be amended, altered or repealed, and new Bylaws may be adopted, by the Board of Trustees or by the affirmative vote of not less than a majority of all votes entitled to be cast on the matter at a meeting of shareholders duly called and at which a quorum is present.

ARTICLE XIV
EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Unless the Trust consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in Section 1-101 of the MGCL, (b) any derivative action or proceeding brought in the right or on behalf of the Trust, (c) any action asserting a claim of breach of any duty owed by any Trustee, officer, employee or agent of the Trust to the Trust or to the shareholders of the Trust, (d) any action asserting a claim against the Trust or any Trustee, officer, employee or agent of the Trust arising pursuant to any provision of the Maryland REIT Law, the Declaration of Trust or these Bylaws or (e) any action asserting a claim against the Trust or any Trustee, officer, employee or agent of the Trust that is governed by the internal affairs doctrine. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless the Trust consents in writing to such court. In the event that any action or proceeding described in this Article is pending in the Circuit Court for Baltimore City, Maryland, any shareholder that is a party to such proceeding or claim shall cooperate in seeking to have the action or proceeding assigned to the Maryland Business and Technology Case Management Program.

Unless the Trust consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

ARTICLE XV
MISCELLANEOUS

All references to the Declaration of Trust shall include all amendments and supplements thereto and any other documents that would be considered a “charter document” within the meaning of Section 1-101(f)(2) of the Maryland General Corporation Law.

* * * *